SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
     |_| Preliminary Proxy Statement
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Kaye Group Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, schedule or registration statement no. ____________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                KAYE GROUP INC.
                                     Index










     o  Proxy Statement

     o  Proxy Card

                                   [GRAPHIC]


                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168

                    Notice of Annual Meeting of Stockholders
                           To Be Held on May 11, 1998



To the Stockholders of Kaye Group Inc.:

     The Annual Meeting of Stockholders of Kaye Group Inc. (the "Company") will be held at the 101 Club, 101 Park Avenue, New York, New York, on Monday, May 11, 1998, at 10:00 a.m., local time, for the following purposes:

     |_| To elect eight directors of the Company to serve for a term expiring at the 1999 Annual Meeting of Stockholders;

     |_| To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. An envelope is enclosed for your convenience which, if mailed in the United States, requires no postage.

     A copy of the Company's Annual Report for the year ended December 31, 1997 and a Proxy Statement accompany this notice. The Company will provide a copy of its Annual Report on Form 10-K to any stockholder, without cost, upon written request.

                                             By order of the Board of Directors,



                                             Ivy S. Fischer
                                             Secretary
                                             Kaye Group Inc.

April 14, 1998

                                    [GRAPHIC]


                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168

                                  MAILING DATE

                                 April 14, 1998

               Proxy Statement for Annual Meeting of Stockholders

                           To be Held on May 11, 1998

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kaye Group Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 11, 1998, and at any adjournment thereof. Costs of solicitation will be borne by the Company. Following the original solicitation of proxies by mail, certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone, or in person, but without extra compensation. The Company will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

     Unless otherwise indicated thereon, when you sign and return the enclosed proxy properly executed, the shares represented thereby will be voted FOR the Directors described herein, and as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof in the discretion of the proxy holders. Each holder of record giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to the Company a written revocation of the proxy, (ii) delivering to the Company a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy.

                                VOTING SECURITIES

     The holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 27, 1998 will be entitled to vote at the meeting. On such record date there were outstanding 8,474,435 shares of Common Stock.

     The enclosed proxy provides space for a stockholder to vote for, or to withhold authority to vote for, any or all of the Company's nominees for Directors.

     The presence, in person or by proxy, of holders of Common Stock representing a majority of the votes is necessary to constitute a quorum to transact business at the Meeting. Shares as to which authority to vote on Item 1 is withheld, and broker non-votes (where a broker submits a proxy but does not have authority to vote a client's shares on one or more matters) will be considered present at the Meeting for purposes of establishing a quorum. With respect to the election of Directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes.

     Kaye International L.P., which together with an affiliated company beneficially owns 72.9% of the Common Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "Nominees for Directors" which would assure the election of the Company's nominees.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 25, 1998 with respect to beneficial ownership of the Company's Common Stock by any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each Director, each nominee for Director, the named executives (as defined below) and all Directors and executive officers as a group, based upon 8,474,435 shares of Common Stock outstanding as of that date.

                                                   Shares Beneficially Owned (1)
                                                   -----------------------------
Record Owner                                            Number   Percent
------------                                            ------   -------
Kaye International L.P. (2)                           6,088,029     71.84%
 54 Morris Lane
 Scarsdale, New York 10583
John S. Weil (3)                                        619,191      7.31%
Old Lyme Holdings of Rhode Island, Inc. (4)              52,950      *
 175 Metro Center Boulevard - Suite 10
 Warwick, Rhode Island 02886
Directors and Named Executives:
Howard Kaye (2)(4)(6)                                    18,454      *
Lawrence Greenfield (2)(4)(5)(6)                         23,375      *
Bruce D. Guthart (2)(4)(6)                              106,157      1.25%
Ned L. Sherwood (2)(4)                                    8,264      --
David Ezekiel (6)                                        12,000      *
Richard Butler (6)                                        7,100      *
Robert L. Barbanell(6)                                    9,000      *
Michael P. Sabanos(6)                                    10,000      0
Elliot S. Cooperstone                                         0      0
Richard Bass (6)                                            400      *
All executive officers and directors as a group         197,750      2.33%
(10 persons) (2) (4)
----------------------------------
* denotes less than 1%
(1)Beneficial  ownership  is  determined  in  accordance  with the  rules of the
Securities  and  Exchange  Commission  which  generally   attribute   beneficial
ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. The figures assume exercise by the stockholder named in each row of all options held by such stockholder which are exercisable within 60 days of March 25, 1998.

(2)The general partners of Kaye International L.P. ("KILP") are ZS Kaye L.P. ("ZS LP") and Kaye Investments L.P. ("Investments"), each a Delaware limited partnership. Investments is the managing general partner of KILP, although ZS LP has certain contractual approval rights. The managing general partner of Investments is Kaye KINV, Inc., a Delaware corporation ("Kaye Inc."). Howard Kaye, Lawrence Greenfield and Bruce D. Guthart, directors or named executives of the Company, own 47.30%, 35.75%, and 5.26%, respectively, of the stock of Kaye Inc. The general partner of ZS LP is ZS Kaye, Inc., a Delaware corporation. Ned
L. Sherwood owns 43.71% of the stock of ZS Kaye, Inc. Messrs. Sherwood, Kaye, Greenfield and Guthart and ZS LP, ZS Kaye, Inc., Investments, and Kaye Inc. may be deemed to be beneficial owners of the Common Stock of the Company owned by KILP, but each disclaims such beneficial ownership.

(3)Pursuant to Amendment No. 2 to Schedule 13D filed June 18, 1997, on behalf of Mr. John D. Weil, Mr. Weil disclaims beneficial ownership of such shares.

(4)Ned Sherwood, Howard Kaye, Lawrence Greenfield and Bruce D. Guthart own 25.0%, 16.5%, 9.0% and 3.5%, respectively, of Old Lyme Holdings of Rhode Island, Inc. Messrs. Sherwood, H. Kaye, Greenfield and Guthart disclaim beneficial ownership of the Common Stock of the Company owned by Old Lyme Holdings of Rhode Island, Inc.

(5)Includes 5,400 shares held by family members of Mr. Greenfield. Mr. Greenfield disclaims beneficial ownership of such shares.

(6)Includes vested options for the following individuals to acquire the following shares: Bruce D. Guthart, 95,000; Howard Kaye, 13,000; Lawrence Greenfield, 13,000; David Ezekiel, 7,000; Richard Butler, 7,000; Robert L. Barbanell, 3,000; Michael P. Sabanos, 9,000; and Richard Bass, 400.

     KILP has informed the Company that it intends to liquidate subsequent to the date of the mailing of this proxy, and to distribute its assets, including shares of Common Stock, to its owners including Messrs. Kaye, Greenfield and Guthart as well as Investments and ZS LP.

                      MATTERS TO BE VOTED ON AT THE MEETING

ELECTION OF DIRECTORS

     Pursuant to the bylaws of the Company, the Board of Directors has determined that the number of Directors constituting the full Board of Directors is eight. Each Director is to be elected to hold office until the next Annual Meeting of Stockholders or until his successor is chosen and qualified. Messrs. Guthart, Sherwood, Ezekiel and Butler became Directors of the Company in 1993. Mr. Barbanell became a Director in 1995. Mr. Kaye became a Director in 1996. Messrs. Sabanos and Cooperstone became Directors in 1997.

     The Company believes that each of the nominees for Director will be able to serve. If any of the nominees would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

Nominees for Directors

     Listed below are the name, age (as of April 1, 1998), principal business experience during the last five years, and other information regarding each of the persons proposed to be nominated for election as Director.

     Bruce D. Guthart, C.P.C.U., is 42 years old. Mr. Guthart is the Chairman, President and Chief Executive Officer ("CEO") of the Company. He has held the position of President of the Company since its formation in 1993. He was appointed CEO in 1996 and Chairman in 1997. He has been an Executive Vice President of KILP since 1991. Mr. Guthart is an officer and director of Walter Kaye Associates, Inc. and an officer, director and stockholder of Kaye KINV, Inc., general partners of one of the general partners of KILP. Mr. Guthart is also a director and, except where noted, Chairman, CEO and President of the following subsidiaries of the Company: Old Lyme Insurance Company of Rhode Island, Inc., Claims Administration Corporation, Program Brokerage Corporation, Old Lyme Insurance Company, Ltd. (director only), Park Brokerage, Ltd. (director only), Kaye Insurance Associates, Inc. (director, CEO and President only), Kaye-Western Insurance & Risk Services, Inc. (director, CEO and President only), Kaye Corporation of Connecticut (director, CEO and President only), Kaye Administrators Corporation (director, CEO and President only), Kaye Services Corp.

     Howard Kaye is 52 years old. Mr. Kaye is Chairman of Kaye Insurance Associates, Inc. and previously served as Chairman of the Company. He has been the Chairman and Chief Executive Officer of KILP since 1991. Mr. Kaye is an officer, director and stockholder of Walter Kaye Associates, Inc. and Kaye KINV, Inc., general partners of one of the general partners of KILP. Mr. Kaye is also a director and Chairman of the following subsidiaries of the Company:
Kaye-Western Insurance & Risk Services, Inc., Kaye Corporation of Connecticut, Kaye Administrators Corporation.

     Michael P. Sabanos, C.P.A., is 41 years old. Mr. Sabanos was elected to the Board of Directors effective December 31, 1997. He is the Senior Vice President and Chief Financial Officer ("CFO") of the Company and has served in that capacity since joining the Company in 1996. Prior to joining the Company, Mr. Sabanos was Executive Vice President and Chief Financial Officer of Kalvin-Miller International, Inc. from 1993 to 1996. Prior to that, he was First Vice President and U.S. Corporate Finance Director of Willis Corroon Group plc. Mr. Sabanos is also a director and, except where noted, Senior Vice President and CFO of the following subsidiaries of the Company: Old Lyme Insurance Company of Rhode Island, Inc., Claims Administration Corporation, Program Brokerage Corporation, Old Lyme Insurance Company, Ltd. (director only), Park Brokerage, Ltd.

(director  only),   Kaye  Insurance   Associates,   Inc.,  Kaye  Corporation  of
Connecticut, Kaye Administrators Corporation, Kaye-Western Insurance & Risk Services, Inc., Kaye Services Corp.

     Robert L.  Barbanell  is 67 years old. He has served as President of Robert
L. Barbanell Associates, Inc., a financial consultant firm since July 1994. Mr. Barbanell was employed by Bankers Trust New York Corporation from June 1986 to June 1994 as Managing Director, and from December 1981 to June 1986 as Senior Vice President. He is a director of Cantel Industries, Inc., Marine Drilling Companies, Inc. and Sentry Technology Corporation.

     Richard B. Butler is 44 years old. He is a Managing Director (Insurance Advisory and Finance Group) of ING Capital Corporation. Since November 7, 1996, Mr. Butler has served as President and Chief Executive Officer of ING (U.S.) Capital Securities, a wholly owned subsidiary of ING Group. He has served in other officer positions at ING Capital Corporation since May 1993. Mr. Butler was a Vice President and Manager (Insurance Finance and Advisory Group) of Westpac Banking Corporation from February 1992 to May 1993. From 1982 to February 1992, he was a Managing Director of Chase Manhattan Bank.

     Elliot S. Cooperstone is 36 years old. Mr. Cooperstone was elected to the Board of Directors effective December 31, 1997. He is an Executive Vice
President and CFO of Payroll Transfers, Inc. ("PTI"), a Tampa, Florida privately-held employee administration outsourcing firm. Mr. Cooperstone is responsible for the Sales & Marketing, Finance, and Business Development functions at PTI. Prior to joining PTI in 1997, Mr. Cooperstone served as Executive Vice President and Chief Administrative Officer of Alexander and Alexander Services, Inc. ("A&A"), one of the world's largest risk management and insurance brokerage organizations, from 1994-1997, before its acquisition by Aon Corporation in 1997. Mr. Cooperstone was also President and CEO of A&A's U.S. operation. He has previously held management positions with Travelers Group as Assistant to the Vice Chairman (1993-1994), and Director of Strategic Planning for The Walt Disney Company (1992-1993). In addition, he spent five years as a consultant and manager with the Boston Consulting Group (1988-1992).

     David Ezekiel is 49 years old. He has, since 1981, been the President and Managing Director of International Advisory Services, Ltd., an insurance management company in Bermuda that operates Old Lyme Insurance Company, Ltd., a subsidiary of the Company, under contract as one of 85 insurance companies that it manages.

     Ned L. Sherwood is 48 years old. He has served as President of Zaleski, Sherwood & Co., Inc., a private investment firm, since September 1985. Mr. Sherwood is also a director of Sun Television and Appliances, Inc., Mazel Stores and Market Facts, Inc. Mr. Sherwood is an officer and director of ZS Kaye, Inc., a general partner of one of the general partners of KILP.

                       DIRECTOR MEETINGS AND COMPENSATION

Board of Directors

     The Board of Directors held seven meetings during the year ended December 31, 1997. Each of the Company's directors participated in excess of 75% of the meetings held subsequent to such Director's election to the Board.

Committees of the Board

     Pursuant to its bylaws, the Company has established standing Audit, Compensation and Investment Committees.

     The Audit Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee also reviews material transactions between the Company and its subsidiaries and KILP and KILP's affiliates. The bylaws of the Company require that a majority of the members of the Audit Committee be independent directors. The current members of the Audit Committee are Messrs. Butler, Barbanell and Ezekiel. The Audit Committee held three meetings during the year ended December 31, 1997. Mr. Butler participated in all of the meetings; Messrs. Barbanell and Ezekiel participated in 67% of the meetings.

     The Compensation Committee has the authority of the Board of Directors with respect to the compensation, benefit and employment policies and arrangements for all officers of the Company and with respect to the compensation and benefit plans generally applicable to the Company's employees. The Committee also administers the Company's 1993 Stock Option Plan and Supplemental Stock Option Plan dated May 1996 with authority to grant options to eligible individuals, and the Stock Performance Plan. The members of the Compensation Committee are Messrs. Barbanell, Sherwood and Cooperstone. The Compensation Committee did not hold any formal meetings during the year ended December 31, 1997, but did take action by written consent.

     The Investment Committee oversees the Company's and its subsidiaries' investment activity. The members of the Investment Committee are Messrs. Sherwood, Butler and Sabanos.

Director Compensation

     Directors of the Company not employed by the Company or affiliated with KILP receive fees of $10,000 annually, $1,000 per board meeting attended and $500 per committee meeting attended, as well as an annual grant of 5,000 options for the Company's stock. Chairpersons of the Audit and Compensation Committees receive an additional $500 per quarter. Messrs. Butler, Ezekiel and Barbanell received aggregate fees of $23,000, $21,000 and $25,000 for their services in 1997, respectively, as well as 5,000 stock options each in 1997. In addition, Elliot Cooperstone received 5,000 stock options. The exercise price for the options granted in 1997 is above the current trading price of the common stock.

Compensation Committee Interlocks and Insider Participation

     Mr. Sherwood served on the Company's Compensation Committee during the year ended December 31, 1997. Mr. Sherwood owns interests in ZS Kaye L.P., a general partner of KILP. The Company and affiliates of KILP are engaged in various transactions. See "Certain Related Transactions and Relationships."

     Mr. Sherwood is a director of, and has shared beneficial ownership of more than ten percent of the outstanding common stock of, Sun Television and Appliances, Inc. ("Sun TV"). In 1994 , Sun TV and a subsidiary of the Company entered into an agreement whereby the Company's subsidiary will from time to time assume certain service contracts which were sold by Sun TV to its retail customers. The Board of Directors believes that the agreement was negotiated upon commercially reasonable terms and is in the best interest of the Company. One of the Company's subsidiaries receives a percentage of the retail price at which such contracts are sold. Contracts assumed through December 31, 1997 can result in a potential maximum fee of $1,375,200.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table discloses for the fiscal year indicated individual compensation information on Mr. Guthart, the Company's Chief Executive Officer in 1997, and the four other most highly compensated executive officers (collectively, the "named executives"):


                                                      Annual Compensation(1)
                                                                                                                 Long-Term
                                                                                                               Compensation
                                                                                                               ------------
                                                                                                Other Annual
                                              Fiscal        Salary             Bonus            Compensation      Options
Name and Principal Position                   Year           ($)                ($)             ($)(4)             (#)
---------------------------                   ----         --------            ------           ------------      -------
Bruce D. Guthart                               1997        $453,300           $315,000           $ 6,529         200,000
 Chairman (since                               1996         589,007            158,666(2)          5,698               0
 December 1997), President                     1995         519,327            166,500(3)          2,389          12,500
 and Chief Executive Officer

Howard Kaye                                    1997        $454,278           $      0           $ 9,394               0
Chairman of Kaye Insurance                     1996         674,972            192,334(2)          5,722               0
Associates, Inc.                               1995         633,042            210,000(2)          6,430          12,500

Lawrence Greenfield                            1997        $335,996           $ 66,667           $ 8,400               0
 Vice Chairman  of                             1996         489,376            125,000(2)          5,825               0
 Kaye Insurance Associates, Inc.               1995         493,765            165,000(2)          5,880          12,500

Michael P. Sabanos                             1997        $219,077           $ 44,000           $12,892          25,000
 Senior Vice President                         1996         126,923(5)          30,000             6,375          10,000
 and Chief Financial                           1995               0                  0                 0               0
 Officer

Richard Bass                                   1997        $381,461           $      0           $ 4,895               0
 Senior Vice President,                        1996         439,458                  0             4,776               0
 Kaye Insurance Associates, Inc.               1995         344,959                  0             2,552               0
--------------------------------

(1)All compensation described in the table was paid by the Company's subsidiary, Kaye Insurance Associates, Inc.

(2)Incentive Bonus Award earned under the Kaye International L.P. bonus plan (the "KILP Bonus Plan"). Obligations under the KILP Bonus Plan were assumed by Kaye Holding Corp. pursuant to the Acquisition Agreement, dated as of August 3, 1995, among the Company, KILP, Kaye Holding Corp. and certain individuals, and consummated October 2, 1995. The aggregate amount of the bonus was limited to $500,000 in each of 1995 and 1996. The KILP Bonus Plan terminated on December 31, 1996.

(3)$125,000 represents  bonus under the KILP Bonus Plan.  See Note (2).

(4)All amounts represent personal use portion of company provided automobile and employer contributions made pursuant to the Company's Retirement Savings Plan.

(5)Mr. Sabanos' employment with the Company commenced on May 15, 1996 and, thus, his salary, as reflected, was for a portion of the year.

Employment Agreements

     Messrs. Guthart, Sabanos and Bass have employment agreements with the Company or its subsidiaries which expire on December 31, 2001, May 31, 1998 and December 31, 1999, respectively. The Company has reached an agreement with Mr. Sabanos to extend his term of employment until either he or the Company provides 60 days written notice of termination to the other.

     Upon termination of employment related to Change of Control of the Company, as defined in their respective employment agreements, Mr. Guthart is entitled to receive two times his Prior Compensation, as defined, and benefits, and his previously granted stock options vest; and Mr. Sabanos is entitled to receive his base salary for a duration of 12 months minus the period which elapsed following Change in Control and prior to termination, plus benefits.

Options

     The following table sets forth certain information relating to stock option grants made in 1997 to the named executives:


                                                                                               Potential Realizable
                                                                                               Value at Assumed
                                              % of Total                                       Annual Rates of
                             Number of        Options                                          Stock Price
                             Securities       Granted to                                       Appreciation for
                             Underlying       Employees                                        Option Term
                             Options          in Fiscal           Exercise     Expiration      ----------------
Name                         Granted (#)      Year (1)            Price        Date            (5%)         (10%)
----------------             -----------      --------            -----        ----            ----         -----
Bruce D. Guthart              200,000           66.28             $5.00        4/15/07         $628,895     $1,593,742

Howard Kaye                         0

Lawrence Greenfield                 0

Michael P. Sabanos             25,000            8.29             $5.00        2/1/07          $ 78,612     $  199,218

Richard Bass                        0

(1) Does not include 20,000 options issued to directors during 1997, and options which were repriced in 1997 for those other than named executive officers and directors.

     The  following  table  sets  forth,  as  of  December  31,  1997,   certain
information relating to stock option grants held by the named executives:

                                              Number of Securities Underlying
                                              Unexercised Options at
                                              Fiscal Year End (#)
           Name                               Exercisable/Unexercisable
     ------------------                       -------------------------

     Bruce D. Guthart                           85,000        /      117,500

     Howard Kaye                                13,000        /        9,500

     Lawrence Greenfield                        13,000        /        9,500

     Michael P. Sabanos                          2,000        /       33,000

     Richard Bass                                    0        /        2,000


Compensation Committee Report

     On October 1, 1997, the Board of Directors approved the Kaye Group Inc. Stock Performance Plan, which was also approved by the Stockholders of the Company at the Special Meeting of Stockholders held on December 30, 1997. Subsequently, the Special Committee of the Compensation Committee consisting of Messrs. Barbanell and Cooperstone approved certain grants under the Plan.

     Having established a policy for executive compensation in 1997 as described in the Company's proxy dated April 17, 1997, the Compensation Committee began holding discussions in early 1998 with the Chief Executive Officer, Bruce D. Guthart, as to a formula for a bonus achievable in 1998 and, specifically, the performance targets for such a bonus. The Committee has determined that Mr. Guthart shall be entitled to receive a bonus equal to 50% of his base salary if the Company's earnings per share ("EPS") for the calendar year 1998, as adjusted for events deemed in good faith by the Board of Directors to be extraordinary, equals a target amount, and shall be adjusted either upward or downward if EPS exceeds or does not reach such target.


                           By the Compensation Committee:
                                         Robert L. Barbanell
                                         Elliot S. Cooperstone
                                         Ned L. Sherwood

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return during the four years, four and one-half months ended December 31, 1997 with the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the NASDAQ Insurance Stock Index (which index includes approximately 80 corporations that describe themselves as insurance entities and are traded on the NASDAQ system). The graph assumes $100 invested on August 17, 1993 (the first date the Company's shares traded) in the Company's Common Stock and $100 invested at that time in each of the selected indices. Total return assumes that all dividends are reinvested.



                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                                 KAYE GROUP INC.
                       CRSP INDEX FOR NASDAQ STOCK MARKET
                  (U.S. COMPANIES) AND NASDAQ INSURANCE STOCKS


[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                                       CRSP Index for          NASDAQ Insurance
Date           Kaye Group Inc.         NASDAQ                  Stock Index
----           ---------------         ------                  -----------
08/17/93       100.00                  100.00                  100.00
12/31/93       112.50                  105.81                   95.38
12/31/94        97.50                  103.50                   89.81
12/31/95        80.00                  149.75                  127.53
12/31/96        52.85                  184.31                  145.37
12/31/97        66.25                  226.30                  213.30

                 CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

Transactions with Non-Consolidated Entities

     International Advisory Services, Ltd., an insurance management company located in Bermuda of which Mr. Ezekiel, a Director of the Company, is the principal stockholder, provides various management services to Old Lyme Insurance Co., Ltd., a subsidiary of the Company. During 1995, 1996 and 1997, Old Lyme Insurance Co., Ltd. paid to International Advisory Services, Ltd. management fees of $65,000, $36,250 and $37,500 respectively.

     Mr. Ezekiel, a Director of the Company, is a stockholder of H & H Reinsurance Brokers, Ltd. Pursuant to a reinsurance contract between Old Lyme Insurance Company of Rhode Island, Inc., a subsidiary of the Company, Transatlantic Reinsurance Company and USF Reinsurance Company, H & H Reinsurance Brokers, Ltd. received commissions of $24,587, $7,000 and $38,114 in 1995, 1996 and 1997, respectively, as a result of such transaction.

     Mr. Sherwood, a Director of the Company, is a director of, and has shared beneficial ownership of more than ten percent of the outstanding common stock of Sun TV. In, 1994, Sun TV and a subsidiary of the Company entered into an agreement whereby the Company's subsidiary will from time to time assume certain service contracts which were sold by Sun TV to its retail customers. The Board of Directors believes that the agreement was negotiated upon commercially reasonable terms and is in the best interest of the Company. The Company's subsidiary will receive a percentage of the retail price at which such contracts are sold. The agreement is cancelable by either party on thirty days notice. Contracts assumed through December 31, 1997 can result in a potential maximum fee of $1,375,200.

     On October 2, 1995, the Company (formerly Old Lyme Holding Corp.), KILP and certain individuals consummated the transactions (the "Transactions") contemplated by the Acquisition Agreement, dated as of August 3, 1995 (the "Acquisition Agreement"), among the Company, KILP, Kaye Holding Corp. ("KHC") and certain individuals. Pursuant to the Acquisition Agreement, (i) KHC acquired from KILP and certain individuals 100% of the interests in five insurance brokerage and brokerage-related businesses and certain related assets (the "Retail Brokerage Business") in exchange for 17.6% of KHC's total outstanding common stock and assumption by KHC of certain KILP liabilities and (ii) the Company transferred to KHC all of the stock of the Company's subsidiaries and any other assets in exchange for 82.4% of KHC's total outstanding common stock and KHC assumed the Company's liabilities. In addition, at such closing, the Company, KILP, KHC and certain individuals, who are parties to the Acquisition Agreement, entered into a Stockholders Agreement (the "Stockholders Agreement") which provided for various transfer restrictions on the KHC common stock, including rights of first offer, participation rights and "drag-along" rights.

     Messrs. Kaye, Greenfield, Guthart, and Sherwood had and continue to have, indirect ownership interests in KILP. Messrs. Kaye, Greenfield, Guthart and Sherwood are parties to the Stockholders Agreement.

     On May 16, 1995, the Company loaned to KILP $7,100,000. In the Transactions, the obligations of KILP under such loan were assumed by KHC and the rights to receive payment under such loan were transferred to KHC and the obligation canceled.

     On December 30, 1997,  subsequent  to a vote of  Stockholders  at a Special
Meeting of Stockholders of the Company, KHC was merged with and into the Company, with the Company being the survivor. As a result, each share of KHC's Common Stock, par value $.01 per share, was converted into 82.63835 shares of the Company's Common Stock, par value $.01 per share. The Merger increased the number of outstanding shares of the Company's Common Stock from 7,020,000 to 8,474,435.

     Kaye Insurance Associates, Inc. ("KIA") or its predecessor incurred a management fee of $175,000 annually to ZS Fund L.P., which is one of the general partners of KILP. KIA had an accrued payable to ZS Fund L.P. as of December 31, 1996 and 1995 of $175,000 and $625,000, respectively. This management fee arrangement terminated on December 31, 1996.

     KILP incurred a management fee of $50,000 in 1997 to KIA pursuant to a Management Agreement, dated January 1, 1997.

Transactions with Consolidated Entities

     As described below, prior to the consummation of the Transactions, the Company and its then current subsidiaries engaged in certain transactions with the entities (or their predecessors) acquired by KHC in the Transactions. As a result of the Transactions, the Company's historical financial statements were restated to reflect the combined results of operations, assets, liabilities and net worth of the Company and the Retail Brokerage Business in a manner similar to a pooling of interests. Such restatement resulted in the related transactions being eliminated in consolidation.

     Prior to the closing of the Transactions, the Company and certain of the affiliates of KILP comprising the Retail Brokerage Business were parties to the following agreements: (i) Executive and Sharing Availability Agreement ("Executive Agreement"), whereby certain individuals were made available to the Company; (ii) Overhead Sharing Agreement ("Overhead Agreement"), whereby the Company participated in insurance coverage obtained by the Retail Brokerage Business and officers and employees of the Company were entitled to participate in employee benefits maintained by the Retail Brokerage Business; (iii) License Agreement ("License Agreement"), whereby the Company was granted a royalty free license or sub-license, to the extent permitted, to use proprietary data systems and software developed, used and licensed by the Retail Brokerage Business; (iv) Facilities Use Agreement ("Facilities Use Agreement"), whereby the Company was permitted to utilize office space leased by the Retail Brokerage Business as needed by the Company; and (v) Sub-Brokerage Agreement (the "Brokerage Agreement"), whereby a subsidiary of the Company appointed certain entities comprising the Retail Brokerage Business as sub-brokers for the insurance written under the Company's insurance programs.

     The amounts paid, prior to the Transactions, by the Company and its subsidiaries to KILP and its subsidiaries comprising the Retail Brokerage Business in the year set forth below pursuant to such agreements are as follows:

                                                       1995
                                                       ----

Executive Agreement                               $    369,000
Overhead Agreement                                      60,000
Facilities Use Agreement                               383,000
Brokerage Agreement                                  3,667,000


     During the year ended December 31, 1995 (prior to the Transactions), subsidiaries of the Company paid brokerage commissions to various affiliates of KILP (including their predecessors, but excluding the subsidiaries and their predecessors) aggregating $774,000, some of which amounts were paid by such entities to independent, non-affiliated, brokers. During 1995, such affiliates of KILP (and their predecessors) provided various administrative, management, underwriting and claims services to subsidiaries of the Company, for which reimbursement was included as part of the brokerage commissions paid to such entities.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, during the fiscal year ended December 31, 1997, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                              INDEPENDENT AUDITORS

     Coopers & Lybrand L.L.P. has been selected by the Company to serve as its independent certified public accountants for the fiscal year ending December 31, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.


                          FUTURE STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before January 15, 1999.


                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented at the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.


                                             By order of the Board of Directors,

                                             Ivy S. Fischer
                                             Secretary
                                             Kaye Group Inc.

                                      PROXY

                                 KAYE GROUP INC.

           This Proxy is Solicited on Behalf of the Board of Directors


     The holder of shares of Common Stock (the "Common Stock") of Kaye Group Inc. (the "Company") whose signature appears on the reverse side hereof hereby constitutes and appoints each of Bruce D. Guthart and Ivy S. Fischer, with full power of substitution, as proxies to vote all of the shares of Common Stock held of record by such holder on March 27, 1998, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 11, 1998 at Club 101, 101 Park Avenue, New York, New York, at 10:00 a.m., local time, and any adjournments thereof, as directed on the matters set forth on the reverse side proposed by the Company.


-----------------                                              -----------------
   SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                           SIDE
-----------------                                              -----------------

  |_X_|   Please mark
          votes as in
          this example

This Proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS BELOW.

1. Election of Directors Nominees:, Bruce D. Guthart, Howard Kaye, Michael P. Sabanos, Robert L. Barbanell, Richard B. Butler, Elliot S. Cooperstone, David Ezekiel and Ned L. Sherwood



            FOR                     WITHHELD
            ALL                     FROM ALL
|_|         NOMINEES     |_|        NOMINEES



|_|  --------------------------------------
     For all nominees except as noted above



Signature: ________________________  Date: ____________________



2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE ADDRESS CHANGE AND NOTE AT LEFT    |_|



PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. Please date and sign exactly as your name appears at left. All joint owners should sign. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please sign and return all cards received.

Signature: ________________________  Date: ____________________